UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 1/26/2015

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission file number: 001-05519

Pennsylvania (State of incorporation)	23-2394430 (I.R.S. Employer Identification Number)

1717 Arch Street, 35th Floor, Philadelphia, PA 19103-2768 (Address of principal executive offices, including zip code)

(215) 569-2200 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2015, CDI Corp. (“CDI” or the “Company”) issued a news release announcing that: (a) Robert M. Larney, the Company’s Chief Financial Officer, will be leaving CDI following the filing of the Company's SEC Form 10-K for 2014 in early March 2015, and (b) Michael S. Castleman will assume the role of Chief Financial Officer following the filing of the Company's SEC Form 10-K for 2014 in early March 2015.

Information regarding Michael Castleman

Michael S. Castleman, age 47, has been CDI’s Executive Vice President – Corporate Development and Operations since October 2014. He will continue to serve in that role in addition to becoming the Company’s Chief Financial Officer. Prior to joining CDI, Mr. Castleman was the president of the Kenmore, Craftsman and DieHard business unit of Sears Holdings Corporation (“Sears”) and a Corporate Senior Vice President of Sears (from September 2011 to October 2014). He was the Chief Financial Officer of the Kenmore, Craftsman and DieHard business unit of Sears and a Corporate Vice President of Sears from April 2011 to August 2011. From January 2009 to January 2011, he was a founding partner of EHP Capital, LLC and Springline Advisors LLC (value-focused investment vehicles). He previously served as a Managing Director of Lehman Brothers Inc. and co-founder and co-head of Lehman Brothers Venture Partners.

No change in Mr. Castleman’s compensation arrangements has been made in connection with his appointment as the CFO of CDI.

Separation Agreement with Robert Larney

On January 30, 2015, CDI and Mr. Larney executed a Separation Agreement and Release and Waiver of Claims (the “Separation Agreement”). Certain terms of the Separation Agreement are summarized below.

•
Pursuant to CDI’s Executive Severance Program, Mr. Larney will receive, following the termination of his employment: (a) 26 payments of $18,269.60 (minus applicable taxes and other withholdings), to be paid every two weeks (the Company may cease these payments if he secures new employment prior to the end of this one-year severance period); (b) a bonus, if any, in accordance with the terms and conditions of CDI’s 2014 executive incentive program, at the same time as payment is made to other executives covered under that program; (c) up to $15,000 in outplacement services; (d) during the one-year severance period, if he elects to continue paying premiums under CDI’s group medical, dental and vision insurance plan pursuant to the plan’s continuation coverage provisions, CDI would continue to pay the same portion of his health insurance premiums as it was previously paying; (e) continuation of basic life insurance coverage during the one-year severance period, paid by CDI; (f) up to $500 per month for agreed upon expense reimbursements during the one-year severance period; and (g) up to two months following the termination of his employment in which to exercise any stock options or SARs that vested prior to the termination of his employment.

•	In return for receiving these benefits, Mr. Larney agrees to release the company from, and waive, any claims he may have arising from his employment by CDI and the termination of that employment.

A copy of the Separation Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference in this Form 8-K. The description above is qualified in its entirety by reference to the full text of the Separation Agreement.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1    Separation Agreement and Release and Waiver of Claims executed on January 30, 2015 by and between CDI Corporation and Robert M. Larney.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI CORP.
(Registrant)

By: /s/ Brian D. Short
Brian D. Short
Senior Vice President,
Chief Administrative Officer
and General Counsel

Date: January 30, 2015

EXHIBIT INDEX

Number	Description

10.1	Separation Agreement and Release and Waiver of Claims executed on January 30, 2015 by and between CDI Corporation and Robert M. Larney.